Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Condensed Consolidated Balance Sheet and the Unaudited Pro Forma Condensed Consolidated Statements of Operations are derived from the historical consolidated financial statements of Truett-Hurst, Inc. (the "Truett –Hurst") and give effect to (i) the asset sale (the "Sale") of the Truett-Hurst’s wholesale wine business (the “Business”) to Precept Brands LLC, a Washington limited liability company (“Precept”), pursuant to the Purchase and Sale Agreement dated as of August 13, 2018 among H.D.D. LLC, a California limited liability company and Truett-Hurst’s consolidated subsidiary (“HDD” and, together with Truett-Hurst, the “Company”), the Truett-Hurst, and Precept (the "Agreement"); (ii) the receipt of the net proceeds from the Sale and the use of such net proceeds to repay outstanding debt; and (iii) the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements. The Business, for current and prior periods, including the gain on the Sale, are expected to be presented as discontinued operations for financial reporting purposes beginning with the Company's Annual Report on Form 10-K for the twelve months ended June 30, 2018.

Pro forma financial information is intended to provide investors with information about the continuing impact of a transaction by showing how a specific transaction might have affected historical financial statements, illustrating the scope of the change in the historical financial position and results of operations. The adjustments made to historical information give effect to events that are (1) directly attributable to the Sale; (2) factually supportable; and (3) expected to have a continuing impact on the Company’s results.

The unaudited pro forma condensed consolidated financial statements consist of:

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2018;

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended March 31, 2018; and

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended June 30, 2017.

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended June 30, 2016.

The accompanying Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2018 has been prepared to give effect to the sale as if it had occurred on March 31, 2018. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the years ended June 30, 2016, June 30, 2017 and the nine months ended March 31, 2018 have been prepared to give effect to the sale as if it had occurred on July 1, 2015.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the Company's Current Report on Form 8-K, in which this presentation is included, dated August 13, 2018, the audited financial statements and notes and related Management's Discussion and Analysis of Financial Condition and Results of Operations included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2017 filed with the Securities and Exchange Commission (the "SEC") on October 13, 2017 and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, as filed with the SEC on May 15, 2018.

The unaudited pro forma condensed consolidated financial statements are prepared in accordance with Article 11 of Regulation S-X. The pro forma adjustments are described in the accompanying notes and are based upon information and assumptions available at the time of the filing of this Current Report on Form 8-K.

The pro forma adjustments to the unaudited pro forma condensed consolidated statements of operations do not include the following revenues, expenses and events:

•	Potential future revenues associated with the service agreement with Precept that allows the Company to process certain products of the Business now owned by Precept as the amount of such revenues that will be earned is not factually supportable;

•	The non-recurring gain on the Sale and the related tax effect. The gain will be included in the Company's results for the three month period ended September 30, 2018.

The Company did not account for or report the Business as a separate, stand-alone entity or subsidiary for financial reporting purposes. The unaudited pro forma condensed consolidated financial statements do not purport to represent, and are not necessarily indicative of, what the Company's actual financial position and results of operations would have been had the Sale occurred on the dates indicated. In addition, these unaudited pro forma condensed consolidated financial statements should not be considered to be fully indicative of the Company's future financial performance. For example, actions that management may undertake to reduce overhead expenses in light of the Sale are not reflected.

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

Pro forma information is intended to reflect the impact of the Sale on the Company's historical financial position and results of operations through adjustments that are directly attributable to the Sale, that are factually supportable and, with respect to the pro forma statements of operations, that are expected to have a continuing impact. In order to accomplish this, the Company eliminated the historical results of the Business from the Company's historical financial position and results of operations. This elimination represents the assets that were conveyed to, and liabilities that were assumed by, Precept as a result of the Sale. It also reflects the elimination of the operating results of the Business. These unaudited pro forma condensed consolidated financial statements reflect all adjustments that, in the opinion of management, are necessary to present fairly the pro forma consolidated results of operations and financial position giving effect to the Sale. The Business, for current and prior periods, is expected to be presented as discontinued operations for financial reporting purposes beginning with the Company's Annual Report on Form 10-K for the twelve months ended June 30, 2018.

The unaudited pro forma balance sheet as of March 31, 2018 assumes that the Sale closed on March 31, 2018. The unaudited pro forma condensed consolidated statements of operations for the years ended June 30, 2016 and June 30, 2017, and the nine months ended March 31, 2018 have been prepared to give effect to the sale as if it had occurred on July 1, 2015.

The pro forma adjustments to the unaudited pro forma condensed consolidated statements of operations do not include the following revenues, expenses and events:

•	Certain non-recurring severance and retention bonuses payable upon the closing of the Sale estimated at approximately $1.2 million;

•	The contingent consideration of annual royalty payments the Company would be entitled to receive from Precept. The annual royalty payments are based on a percentage of gross profits from sales of former wine brands that were sold to Precept as part of the Sale;

•	The non-recurring gain on the Sale and the related tax effect.

[a] The pro forma adjustments represent the elimination of the assets and liabilities of the Business as if the sale of the Business had occurred on March 31, 2018, including estimated proceeds of $18 million, less estimated transaction-related costs and expenses of approximately $0.9 million, resulting in a net U.S. GAAP gain of approximately $2.8 million (net of income tax expense of approximately $0). The estimated gain has been included as an adjustment to retained earnings but has not been reflected in the unaudited pro forma condensed consolidated statements of operations as it is non-recurring in nature.

[b] Adjustments reflect the elimination of the operating results of the Business. The adjustment includes a provision for income taxes on the pro forma earnings adjustments at an assumed statutory tax rate of 39.83% for the years ended June 30, 2016 and June 30, 2017. For the nine months ending March 31, 2018, the statutory tax rate applied was 33.99%;

[c] The HDD operating agreement requires the partnership to make distributions to HDD partners (including Truett-Hurst) based on the taxable income of HDD and the highest marginal effective rate of federal, state and local income tax applicable to an individual residing in Healdsburg, California. As the company only forecasts income with the sale of the wholesale business, the total amount owed to the partners excluding Truett-Hurst would be a pro forma adjustment.

[d] The pro forma adjustments reflect the use of $12.4 million of the net proceeds from the sale of the Business to retire all debt outstanding associated with the line of credit note and various notes payable to a bank secured by specific property and/or equipment.

[e] Adjustment reflects a reduction in interest expense as a result of the utilization of the sale proceeds to repay debt.

TRUETT-HURST, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands, except share data)

AS OF MARCH 31, 2018

(unaudited)

	(Unaudited)	Pro Forma Adjustments	Notes	Pro Forma Continuing Operations
Assets
Current assets:		-
Cash and cash equivalents	$292	5,014	[a], [d]	5,306
Accounts receivable	3,331	(3,331)	[a]	-
Inventories, net	20,762	(14,456)	[a]	6,306
Bulk wine deposits	94	(94)	[a]	-
Other current assets	443	(443)	[a]	-
Total current assets	24,922	(13,309)		11,613
Property and equipment, net	6,598	-		6,598
Intangible assets, net	506	(451)	[a]	55
Other assets, net	176	(80)	[a]	96
Total assets	$32,202	(13,840)		18,362
Liabilities and Equity
Current liabilities:
Lines of credit	$9,028	(9,028)	[d]	-
Accounts payable	3,272	(2,494)	[a]	778
Accrued expenses	1,192	(899)	[a], [c]	293
Depletion allowance and accrual for sales returns	440	(440)	[a]	-
Current maturities of long term debt and capital lease obligation	573	(573)	[a], [d]	-
Total current liabilities	14,505	(13,433)		1,072
Long term debt and capital lease obligation, net of current maturities	2,874	(2,874)		-
Total liabilities	17,379	(16,307)		1,072
Commitments and contingencies
Equity:
Shareholders’ equity:
Preferred stock, par value of $0.001 per share, 5,000,000 shares authorized, none issued and outstanding at
March 31, 2018 and June 30, 2017	—	-		-
Class A common stock, par value of $0.001 per share,
15,000,000 authorized, 4,496,383 issued and outstanding at
March 31, 2018 and 4,426,789 issued and outstanding at June 30, 2017	4	-		4
Class B common stock, par value of $0.001 per share, 1,000 authorized, outstanding at March 31, 2018 and June 30, 2017, respectively	—	-		-
Additional paid-in capital	16,485	-		16,485
Accumulated deficit	(6,644)	1,540	[a]	(5,104)
Total Truett-Hurst, Inc. shareholders' equity	9,845	1,540		11,385
Noncontrolling interest	4,978	927		5,905
Total equity	14,823	2,467		17,290
Total liabilities and equity	$32,202	(13,840)		18,362

TRUETT-HURST, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share data)

FOR THE NINE MONTHS ENDED MARCH 31, 2018

(unaudited)

	As Reported	Pro Forma Adjustments	Notes	Pro Forma Continuing Operations
Sales	$18,954	(14,022)	[b]	4,932
Less excise tax	(540)	540	[b]	-
Net sales	18,414	(13,482)		4,932
Cost of sales	12,219	(10,315)	[b]	1,904
Gross profit	6,195	(3,167)		3,028
Operating expenses:		-		-
Sales and marketing	4,467	(4,467)	[b]	0
General and administrative	3,095	(1,074)	[b]	2,021
Loss (gain) on disposal of assets	(14)	14	[b]	-
Total operating expenses	7,548	(5,527)		2,021
Net income (loss) from operations	(1,353)	2,360		1,007
Other income (expense):		-		-
Interest expense, net	(337)	337	[b],[e]	-

Gain on fair value of interest rate swap	61	(61)	[b]	-
Other (expense) income	(28)	31	[b]	3
Total other (expense) income, net	(304)	307		3
Net income (loss) before income taxes	(1,657)	2,667		1,010
Income tax expense	(1)	(906)	[b]	(907)
Net income (loss) attributable to Truett-Hurst, Inc. and H.D.D. LLC	(1,658)	1,760		102
Net income (loss) attributable to noncontrolling interest: H.D.D. LLC	(665)	1,070		41
Net income (loss) attributable to Truett-Hurst, Inc.	$(993)	690		61
Net income (loss) per share:
Basic per share	$(0.22)	0.15		0.01
Diluted per share	$(0.22)	0.15		0.01
Weighted average shares used in computing net income (loss) per share:
Basic weighted average shares	4,464,933	4,464,933		4,464,933
Diluted weighted average shares	4,464,933	4,464,933		4,464,933

TRUETT-HURST, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share data)

FOR THE YEAR ENDED JUNE 30, 2017

(unaudited)

	As Reported	Pro Forma Adjustments	Notes	Pro Forma Continuing Operations
Sales	$22,153	(16,193)	[b]	5,960
Less excise tax	(617)	617	[b]	-
Net sales	21,536	(15,576)		5,960
Cost of sales	14,314	(12,161)	[b]	2,153
Gross profit	7,222	(3,415)		3,807
Operating expenses:
Sales and marketing	4,986	(4,986)	[b]	-
General and administrative	2,985	(348)	[b]	2,637
Loss on disposal of assets	62	(48)	[b]	14
Total operating expenses	8,033	(5,382)		2,651
Net income (loss) from operations	(811)	1,967		1,156
Other income (expense):		-
Interest expense, net	(331)	331	[b],[e]	-
Gain on lease termination, net	844	-		844
Gain (loss) on fair value of interest rate swap	131	(131)	[b]	-
Other expense	(35)	21	[b]	(14)
Total other income (expense)	609	221		830
Net income (loss) before income taxes	(202)	2,188		1,986
Income tax expense	(2)	(871)	[b]	(873)
Net (income) loss from continuing operations	(204)	1,316		1,112
Income from discontinued operations, net of tax	-	-		-
Net income (loss) attributable to Truett-Hurst, Inc. and H.D.D. LLC	(204)	1,316		1,112
Net income (loss) attributable to noncontrolling interest: H.D.D. LLC	(153)	1,643		834
Net income (loss) attributable to Truett-Hurst, Inc.	$(51)	(326)		278
Net income (loss) per share:
Basic per share	$(0.01)	(0.07)		0.06
Weighted average shares used in computing net income (loss) per share:
Basic and diluted weighted average shares	4,377,994	4,377,994		4,377,994

TRUETT-HURST, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share data)

FOR THE YEAR ENDED JUNE 30, 2016

(unaudited)

	As Reported	Pro Forma Adjustments	Notes	Pro Forma Continuing Operations
Sales	$26,517	(20,745)	[b]	5,772
Less excise tax	(734)	734	[b]	-
Net sales	25,783	(20,011)		5,772
Cost of sales	17,496	(15,450)	[b]	2,046
Gross profit	8,287	(4,561)		3,726
Operating expenses:		-		-
Sales and marketing	5,286	(5,286)	[b]	-
General and administrative	3,062	(515)	[b]	2,547
Loss on disposal of assets	17	(12)	[b]	5
Total operating expenses	8,365	(5,813)		2,552
Net income (loss) from operations	(78)	1,252		1,174
Other income (expense):		-		-
Interest expense, net	(317)	317	[b],[e]	-
Gain on lease termination, net	-	-		-
Gain (loss) on fair value of interest rate swap	(143)	-	[b]	(143)
Other expense	(8)	26	[b]	18
Total other income (expense)	(468)	343		(125)
Net income (loss) before income taxes	(546)	1,595		1,049
Income tax expense	(2)	(635)	[b]	(637)
Net income (loss) from continuing operations	(548)	960		412
Income from discontinued operations, net of tax	45	-		45
Net income (loss) attributable to Truett-Hurst, Inc. and H.D.D. LLC	(503)	960		457
Net income (loss) attributable to noncontrolling interest: H.D.D. LLC	(259)	822		235
Net income (loss) attributable to Truett-Hurst, Inc.	$(244)	138		222
Net income (loss) per share:
Basic per share	$(0.06)	0.03		0.05
Weighted average shares used in computing net income (loss) per share:
Basic and diluted weighted average shares	4,377,994	4,155,151		4,377,994